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EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

Alliant Techsystems Inc.:

We consent to the incorporation by reference in Registration Statements No. 33-36981, No. 33-48851, No. 33-91138, No. 33-91196, No. 333-102363, No. 333-33305, No. 333-38775, No. 333-60665, No. 333-84445, No. 333-91196, No. 333-60665, No. 333-33305, No. 333-36981, No. 333-64498, No. 333-67316, No. 333-69042, No. 333-73174, No. 333-82192, and No. 333-82194 of our report dated May 8, 2003, appearing in this Annual Report on Form 10-K of Alliant Techsystems Inc. for the year ended March 31, 2003.

DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
June 17, 2003

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  EXHIBIT 23
INDEPENDENT AUDITORS' CONSENT